Exhibit 99.3

CREDIT SUISSE Eleven Madison Avenue New York, New York 10010	JPMORGAN CHASE BANK, N.A. 270 Park Avenue New York, New York 10017
J.P. MORGAN SECURITIES INC. 270 Park Avenue New York, New York 10017

CONFIDENTIAL

May 20, 2005

Brand Services, Inc.
15450 South Outer Highway 40, #270
Chesterfield, MO 63017

Brand Services, Inc.

$150,000,000 Senior Secured Term C Loan Facility

$35,000,000 Senior Secured Second Lien Term Loan Facility

Commitment Letter

Ladies and Gentlemen:

Brand Services, Inc., a Delaware corporation (the "Borrower" or "you"), has advised Credit Suisse (together with its affiliates, "Credit Suisse"), JPMorgan Chase Bank, N.A. ("JPM") and J.P. Morgan Securities Inc. ("JPMS" and, together with Credit Suisse and JPM, "we" or "us") that you intend to acquire (the "Acquisition") substantially all of the assets and to assume certain of the liabilities of Aluma Enterprises, Inc., a Canadian corporation (the "Company"), and to consummate the other Transactions (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the "Term C Facility Term Sheet")).

You have further advised us that, in connection therewith, (a) the Borrower will obtain the senior secured term C loan facility (the "Term C Facility") described in the Term C Facility Term Sheet, in an aggregate principal amount of up to $150,000,000, (b) the Borrower will obtain the senior secured second lien term loan facility (the "Second Lien Term Facility") described in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the "Second Lien Term Facility Term Sheet" and, together with the Term C Facility Term Sheet, the "Term Sheets"), in an aggregate principal amount of up to $35,000,000 and (c) the Borrower will seek to amend the Existing Credit Agreement (the "Proposed Amendment") to, among other things, (i) allow the consummation of the Acquisition and the incurrence of the loans under the Term C Facility and the Second Lien Term Facility (the "Transactions Amendment") and (ii) reduce the interest rate margins applicable to the Term B Loans (as defined in the Existing Credit Agreement). If the Transactions Amendment is not obtained, the Borrower will obtain the Replacement Bank Facilities described in the Term C Facility Term Sheet. The Term C Facility and the Second Lien Term Facility are collectively referred to herein as the "New Facilities". The New Facilities and the Replacement Bank Facilities are collectively referred to herein as the "Facilities". Unless otherwise clearly stated, all monetary amounts in this Commitment Letter and in the Fee Letter referred to below are stated in U.S. dollars.

In connection with the foregoing, (a) Credit Suisse is pleased to advise you of its commitment to provide 60% of the New Facilities, (b) JPM (together with Credit Suisse, the "Banks") is pleased to advise you of its commitment to provide 40% of the New Facilities and (c) the Lead Arrangers (as defined below) are pleased to advise you of their agreement to use commercially reasonable efforts to arrange the Proposed Amendment, in each case upon the terms and subject to the conditions set forth or referred to in this commitment letter (including the Term Sheets and other attachments hereto, this "Commitment Letter"). In addition, if the Transactions Amendment is not obtained, (a) Credit Suisse is pleased to advise you of its commitment to provide 60% of the Replacement Bank Facilities and (b) JPM is pleased to advise you of its commitment to provide 40% of the Replacement Bank Facilities, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The commitments of the Banks hereunder are several and not joint and shall be allocated ratably among the Facilities.

You hereby appoint Credit Suisse and JPMS (together, in such capacity, the "Lead Arrangers") to act, and the Lead Arrangers hereby agree to act, as exclusive joint-bookrunning managers and joint-lead arrangers for the Facilities and the Proposed Amendment. It is agreed that Credit Suisse will act as "left lead bookrunner" with respect to the Facilities and the Proposed Amendment and JPM will act as syndication agent with respect to the Facilities and the Proposed Amendment. Each Bank, in its respective capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter) will be paid in connection with the Facilities unless you and we shall so agree.

The Lead Arrangers on behalf of the Banks reserve the right, prior to or after the execution of definitive documentation for the Facilities, to syndicate, in an orderly and coordinated manner, all or a portion of their commitments hereunder to a group of banks, financial institutions and other institutional lenders, other than certain institutions designated by you ("Disqualified Institutions"), (together with the Banks, the "Lenders") identified by us with your consent (not to be unreasonably withheld or delayed). The Lead Arrangers intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist them in completing a satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Company, (b) direct contact between senior management, representatives and advisors of you and the Company and the proposed Lenders, (c) assistance by you and, to the extent reasonable and practical, the Company in the preparation of a Confidential Information Memorandum for each of the Facilities and other customary marketing materials to be used in connection with the syndications, (d) your using commercially reasonable efforts to obtain ratings for each of the Facilities from each of Standard & Poor’s Ratings Service ("S&P") and Moody’s Investors Service, Inc. ("Moody’s") prior to the fifteenth day preceding the Closing Date and (e) the hosting, with the Lead Arrangers, of one or more meetings of prospective Lenders. You agree, at the request of the Lead Arrangers, to assist in the preparation of a version of the Confidential Information Memorandum and other marketing materials and presentations to be used in connection with the syndication of the Facilities, consisting exclusively of information and documentation that is either (i) publicly available or (ii) not material with respect to Parent, the Borrower, the Company or their respective subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (all such information and documentation being "Public Information"). Any information and documentation that is not Public Information is referred to herein as "Private Information". You further agree that each document to be disseminated by the Lead Arrangers to any Lender in connection with the Facilities will be identified by you as either (i) containing Private Information or (ii) containing solely Public Information.

The Lead Arrangers will manage all aspects of any syndication with respect to the Facilities in consultation with you, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Lead Arrangers in their syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause the Company to provide) to the Lead Arrangers all information reasonably available with respect to Parent, the Borrower, the Company and their respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request. You hereby represent and covenant (and it shall be a condition to our commitment and agreement hereunder) that (a) all information other than the Projections (the "Information") that has been or will be made available to the Lead Arrangers by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to the Lead Arrangers by you or any of your representatives have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to the Lead Arrangers, it being understood that actual results may vary materially from the Projections. You agree that if at any time prior to the closing of the Facilities any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections to the extent of Information available to you so that such representations will be correct under those circumstances. In arranging and syndicating the Facilities, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

As consideration for the commitments of the Banks hereunder and agreement of the Lead Arrangers to perform the services described herein, you agree to pay to the Banks the fees set forth in this Commitment Letter and in the fee letter dated the date hereof and delivered herewith with respect to the Facilities (the "Fee Letter").

The commitments of the Banks and the Lead Arrangers hereunder and their agreements to perform the services described herein are subject to (a) our not having discovered or otherwise become aware of any information not previously disclosed to us that we believe to be inconsistent in a material and adverse manner with our understanding, based on the information provided to us prior to the date hereof, of the business, assets, liabilities, operations, financial condition, operating results or Projections of the Company and its subsidiaries or the Borrower and its subsidiaries, in each case, taken as a whole, (b) there not having occurred any change, event, fact, condition, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect or change on the condition (financial or otherwise), properties, business, results of operations, assets, liabilities or operations of (i) the Borrower and its subsidiaries, taken as a whole, or (ii) the Company and its subsidiaries, taken as a whole, in each case since December 31, 2004, (c) our satisfaction that, prior to and during the syndication of the Facilities, there shall be no other issues of debt securities or commercial bank or other credit facilities of Parent, the Borrower, the Company or their respective subsidiaries being offered, placed or arranged that could reasonably be expected to adversely affect the syndication of the Facilities, (d) the negotiation, execution and delivery of definitive documentation with respect to the Facilities reasonably satisfactory to the Lead Arrangers and their counsel, (e) the Lead Arrangers (on behalf of the Banks) having been afforded a period of at least 20 consecutive days following the launch of the general syndication of the Facilities and immediately prior to the Closing Date to syndicate the Facilities, (f) your compliance, in all material respects, with the terms of this Commitment Letter and the Fee Letter, and (g) the other conditions set forth or referred to in the Term Sheets and the other exhibits hereto.

You agree (a) to indemnify and hold harmless each of the Banks and Lead Arrangers and their respective affiliates and their respective officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Transactions, the Facilities or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto, and to reimburse each such Indemnified Person upon demand for any reasonable legal expenses (with, subject to customary exceptions for actual or potential conflicts of interest, all Indemnified Persons to use a single counsel in each jurisdiction) or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such Indemnified Person, and (b) to reimburse each of the Banks and the Lead Arrangers from time to time, upon presentation of a summary statement, for all reasonable and documented out-of-pocket expenses (including but not limited to expenses of the Banks’ due diligence investigation, consultants’ fees, syndication expenses, travel expenses and fees, disbursements and other charges of Cravath, Swaine & Moore LLP plus required local counsel), in each case incurred in connection with the Facilities and the preparation of this Commitment Letter, the Fee Letter, the definitive documentation for the Facilities and any security arrangements in connection therewith; provided that, in the event that the Closing Date does not occur, your obligations under this clause (b) shall be limited to 50% of the fees, disbursements and other charges of Cravath, Swaine & Moore LLP and required local counsel. Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for any damages arising from the unauthorized use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems or for any indirect, special, punitive or consequential damages in connection with its activities related to the Facilities.

You acknowledge that the Banks, the Lead Arrangers and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. In particular, an affiliate of Credit Suisse is acting as financial advisor to the Company in connection with the proposed Acquisition. Neither we nor any of our affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you in connection with the performance by us of services for other companies, and we will not furnish any such information to other companies. You also acknowledge that neither we nor any of our affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies, and that we shall not be imputed to have knowledge of confidential information provided to or obtained by Credit Suisse’s affiliate in its capacity as financial advisor to the Company.

This Commitment Letter shall not be assignable by you without the prior written consent of the Lead Arrangers (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons) and is not intended to create a fiduciary relationship between the parties hereto. Any and all obligations of, and services to be provided by, the Banks and the Lead Arrangers hereunder (including, without limitation, each Bank’s commitment) may be performed and any and all rights of the Banks and the Lead Arrangers hereunder may be exercised by or through any of their respective affiliates or branches. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Banks, the Lead Arrangers and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter supersede all prior understandings, whether written or oral, between us with respect to the Facilities.

THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby in any New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis or (b) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof); provided that you may disclose this Commitment Letter and the contents hereof (but not the Fee Letter or the contents thereof) to the Company and its controlling stockholders and their respective officers, directors, employees, attorneys, accountants and advisors, on a confidential and need-to-know basis.

Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and the Fee Letter and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter or the Fee Letter, and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter and the Fee Letter is the purported or claimed U.S. federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of such transactions.

The compensation, reimbursement, indemnification, governing law, syndication, clear market, forum selection and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Banks’ commitments hereunder.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "PATRIOT Act"), the Banks, the Lead Arrangers and each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow such Bank, Lead Arranger or Lender to identify the Borrower in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the Banks, the Lead Arrangers and the Lenders.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on May 25, 2005. The commitments of the Banks hereunder and agreements of the Lead Arrangers contained herein will expire at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. In the event that (a) the initial borrowing in respect of the New Facilities or the Replacement Bank Facilities and the Second Lien Term Facility, as the case may be, does not occur on or before September 15, 2005, or (b) your obligation to effect the Acquisition terminates, then this Commitment Letter and the commitments and undertakings hereunder shall automatically terminate unless the Lead Arrangers shall, in their discretion, agree to an extension.

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

          Very truly yours,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/
Name
Title

By:	/s/
Name
Title

JPMORGAN CHASE BANK, N.A.

By:	/s/
Name
Title

J.P. MORGAN SECURITIES INC.
By:	/s/
Name
Title

Accepted and agreed to as of the date first above written:

BRAND SERVICES, INC.

By:	/s/
Name
Title

Exhibit A
Summary of Principal Terms and Conditions

Borrower:
Brand Services, Inc., a Delaware corporation (the "Borrower"), all of the outstanding capital stock of which is owned by Brand Intermediate Holdings, Inc., a Delaware corporation ("Parent"). All of the capital stock of Parent is owned by Brand Holdings, LLC, a Delaware limited liability company ("Holdings") controlled by JPMorgan Partners, LLC and/or its affiliates (the "Sponsor").

Acquisition:
The Borrower intends to acquire (the "Acquisition") substantially all of the assets and to assume certain of the liabilities of Aluma Enterprises, Inc., a Canadian corporation (the "Company"), pursuant to an asset purchase agreement (the "Purchase Agreement") for aggregate consideration consisting of the U.S. dollar equivalent of Canadian $255,000,000 in cash (the "Cash Consideration"). In connection with the Acquisition, (a) the Borrower will obtain (i) the senior secured term C loan facility described below under the caption "Term C Facility" and (ii) a senior secured second lien term loan facility in an aggregate principal amount of up to $35,000,000 (the "Second Lien Term Facility"), (b) Parent will issue and sell at par to the Sponsor $30,000,000 in aggregate liquidation preference of its preferred equity interests (which shall not require the payment of any cash dividend and shall otherwise have terms (including, without limitation, as to maturity, redemption and conversion) reasonably satisfactory to the Lead Arrangers (as defined below)) (such preferred equity, the "Sponsor Preferred"), the proceeds of which will be invested in $30,000,000 aggregate liquidation preference of the Borrower’s preferred equity interests (which shall not require the payment of any cash dividend and shall otherwise have terms (including, without limitation, as to maturity, redemption and conversion) identical in all material respects to those of the Sponsor Preferred and otherwise reasonably satisfactory to the Lead Arrangers (such preferred equity, the "Holdco Preferred"), (c) the Borrower will seek to amend its existing credit agreement dated as of October 16, 2002, as amended, with Credit Suisse (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch) and a syndicate of banks (the "Existing Credit Agreement"), to, among other things, (i) allow the consummation of the Acquisition and the incurrence of the loans under the Term C Facility and the Second Lien Term Facility (the "Transactions Amendment") and (ii) reduce the interest rate margins applicable to the Term B Loans (as defined in the Existing Credit Agreement) and (d) fees and expenses incurred in connection with the foregoing (the "Transaction Costs") will be paid. If the Transactions Amendment is not obtained, the Borrower will obtain the senior secured revolving credit and term loan facilities described below under the caption "Replacement Bank Facilities". The transactions described in this paragraph are collectively referred to herein as the "Transactions".

Agent:
Credit Suisse, acting through one or more of its branches or affiliates ("Credit Suisse"), will act as sole administrative agent and collateral agent (collectively, the "Agent") for a syndicate of banks, including Credit Suisse and JPMorgan Chase Bank, N.A. ("JPM") (the "Banks"), financial institutions and other institutional lenders (together with the Banks, the "Lenders"), and will perform the duties customarily associated with such roles.

Lead Arrangers:
Credit Suisse and J.P. Morgan Securities Inc. ("JPMS" and, together with Credit Suisse acting in this capacity, the "Lead Arrangers") will act as exclusive joint-bookrunning managers and joint-lead arrangers for the First Lien Senior Facilities (as defined below) (with Credit Suisse acting as "left" joint-bookrunning manager and joint-lead arranger) and will perform the duties customarily associated with such roles.

Syndication Agent:	JPM will act as sole and exclusive syndication agent (the "Syndication Agent") and will perform the duties customarily associated with such role.
Documentation Agent:	One or more financial institutions acceptable to the Lead Arrangers and the Borrower (the "Documentation Agent").
Term C Facility:
A Senior Secured Term C Loan Facility in an aggregate principal amount of up to $150,000,000 (the "Term C Facility").

If practicable, upon request of the Borrower, a portion of the Term C Facility may be made available to the Borrower or one or more Canadian subsidiaries of the Borrower acceptable to the Agent ("Canadian Borrowing Subsidiaries") in the form of loans denominated in Canadian dollars in an aggregate amount not to exceed the Canadian dollar equivalent of U.S. $50,000,000; provided that, prior to the Closing Date, the Banks shall be entitled to reallocate the entire portion of the Term C Facility hereby made available in the form of Canadian dollar loans back to U.S. dollar loans. Loans under the Term C Facility to Canadian Borrowing Subsidiaries ("Canadian Loans") will be made by Lenders (or their affiliates) that are not non-residents of Canada for purposes of the Income Tax Act (Canada). If Canadian Loans are provided for, they will be on terms and conditions with respect to guarantee and security arrangements relating thereto to be agreed upon.

Replacement Bank Facilities:
If the Transactions Amendment is not obtained, then, in lieu of the Term C Facility, the Lenders will provide (a) a replacement term loan facility on the same terms as the Term C Facility and in an aggregate principal amount of up to $253,000,000, and (b) one or more revolving and/or letter of credit facilities (i) substantially on the terms provided for in the Existing Credit Agreement and (ii) in an aggregate amount determined by the Lead Arrangers in consultation with the Borrower and sufficient to refinance all revolving loans and letters of credit outstanding under the Existing Credit Agreement and to provide for the ongoing working capital requirements of the Borrower and its subsidiaries after giving effect to the Acquisition (collectively, the "Replacement Bank Facilities"; the Replacement Bank Facilities, the Term C Facility and (except as the context may otherwise require) the credit facilities provided under the Existing Credit Agreement are referred to herein collectively as the "First Lien Senior Facilities").

Purpose:
The proceeds of the Term C Facility will be used by the Borrower, on the date of the initial borrowing under the Term C Facility (the "Closing Date"), together with the proceeds of the Second Lien Term Facility, the proceeds of the Holdco Preferred and cash on hand, solely (a) to pay the Cash Consideration and (b) to pay the Transaction Costs.

Availability:	(A)	The full amount of the Term C Facility must be drawn in a single drawing on the Closing Date. Amounts borrowed under the Term C Facility that are repaid or prepaid may not be reborrowed.
	(B)	If requested by the Borrower and practicable, a portion of the Term C Facility to be determined may be made available to the Company in U.S. or Canadian dollars.
Interest Rates:
The interest rates under the Term C Facility will be (i) if on the Closing Date the Senior Facilities are rated at least as high (and have at least the same outlook) as the facilities under the Existing Credit Agreement on the date hereof, at the option of the Borrower, Adjusted LIBOR plus 2.75% or Base Rate plus 1.75%, or (ii) in all other cases, at the option of the Borrower, Adjusted LIBOR plus 3.00% or Base Rate plus 2.00%.

Interest rate mechanics will be as provided for in the Existing Credit Agreement.

Final Maturity and Amortization:
The Term C Facility will mature on January 15, 2012 (such date being 6 months prior to the maturity date of the Second Lien Term Facility), and will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the Term C Facility during the term thereof with the balance payable on January 15, 2012.

Guarantees and Security:
The Term C Facility will be guaranteed and secured by the same entities and collateral, respectively, that guarantee and secure the loans and other obligations under the Existing Credit Agreement, all on a pari passu basis, and with respect to such collateral, on a first-priority basis.

Mandatory Prepayments:
Loans under the Term C Facility shall be required to be prepaid ratably with the Term B Loans and the Supplemental Term Loans (as defined in the Existing Credit Agreement), if any, under the Existing Credit Agreement (collectively, the "Existing Term Loans"), under the same circumstances, in the same amounts and on the same dates as are applicable to mandatory prepayments of Existing Term Loans under the Existing Credit Agreement.

Notwithstanding anything to the contrary in the Existing Credit Agreement, each lender with Existing Term Loans and each Lender under the Term C Facility (collectively referred to herein as the "First Lien Term Lenders") shall have the right to reject its pro rata share of such mandatory prepayments described above, in which case the amounts so rejected shall first be offered ratably to each non-rejecting First Lien Term Lender and then be applied to the mandatory prepayment of loans under the Second Lien Term Facility, with the lenders thereunder having the same right to reject such prepayment in accordance with the terms thereof; provided, however, that when there no longer outstanding any term loans under the First Lien Senior Facilities, mandatory prepayments will be applied first, to prepay outstanding loans under the revolving facility thereunder, and second, to the extent of any remaining amount and subject to such right of such lenders to reject such prepayments, to the mandatory prepayment of loans under the Second Lien Facility.

Voluntary Prepayments:
Voluntary prepayments of borrowings under the Term C Facility will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period.

Conditions Precedent to Initial Borrowing:
Delivery of such opinions, certificates and other closing documentation as the Lead Arrangers shall reasonably request; first-priority perfected security interests in the Collateral (free and clear of all liens other than those securing the Second Lien Term Facility and other permitted liens); accuracy of representations and warranties in all material respects; absence of defaults; and payment of fees and expenses.

The initial borrowing under the First Lien Senior Facilities will also be subject to the applicable conditions precedent set forth in the Commitment Letter (including Exhibit C thereto).
Representations and Warranties; Covenants; Defaults and Miscellaneous Provisions:
Substantially as provided for in the Existing Credit Agreement. Notwithstanding anything to the contrary in the Existing Credit Agreement, however, the Borrower shall be permitted to acquire the Sponsor Preferred (or alternatively, the Borrower shall be permitted to redeem the Holdco Preferred and Parent shall be permitted to redeem the Sponsor Preferred) and refinance the Second Lien Term Facility, in each case with the proceeds of an issuance of high-yield senior subordinated notes having terms customary for such securities, provided that no default or event of default exists or would exist after giving effect thereto and all financial covenants would be satisfied on a pro forma basis on the date of such issuance and for the most recent determination period, after giving effect to such issuance and the application of the proceeds thereof.

Governing Law and Forum:	New York.
Counsel to the Banks, the Agent and the Lead Arrangers:	Cravath, Swaine & Moore LLP.

Exhibit B
Summary of Principal Terms and Conditions

Borrower:	The Borrower under the First Lien Senior Facilities.
Agent:
Credit Suisse, acting through one or more of its branches or affiliates ("Credit Suisse"), will act as sole administrative agent and collateral agent (collectively, the "Agent") for a syndicate of banks, including Credit Suisse and JPMorgan Chase Bank, N.A. ("JPM") (the "Banks"), financial institutions and other institutional lenders (together with the Banks, the "Lenders"), and will perform the duties customarily associated with such roles.

Lead Arrangers:
Credit Suisse and J.P. Morgan Securities Inc. ("JPMS") will act as exclusive joint-bookrunning managers and joint-lead arrangers for the Second Lien Term Facility (with Credit Suisse acting as "left" joint-bookrunning manager and joint-lead arranger) and will perform the duties customarily associated with such roles.

Syndication Agent:	JPM will act as sole and exclusive syndication agent (the "Syndication Agent") and will perform the duties customarily associated with such role.
Documentation Agent:	One or more financial institutions acceptable to the Lead Arrangers and the Borrower (the "Documentation Agent").
Second Lien Term Facility:	A Senior Secured Second Lien Term Loan Facility in an aggregate principal amount of up to $35,000,000 (the "Second Lien Term Facility").
Purpose:
The proceeds of the Second Lien Term Facility will be used by the Borrower on the Closing Date, together with the proceeds of the Term C Facility (or, if applicable, a corresponding amount of the proceeds of the Replacement Bank Facilities), the proceeds of the Holdco Preferred and cash on hand, solely (a) to pay the Cash Consideration and (b) to pay the Transaction Costs.

Availability:
The full amount of the Second Lien Term Facility must be drawn in a single drawing on the Closing Date. Amounts borrowed under the Second Lien Term Facility that are repaid or prepaid may not be reborrowed.

    1All capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this term sheet is attached, including Exhibit A thereto (the "Term C Facility Term Sheet").

Interest Rates:
The interest rates under the Second Lien Term Facility will be, at the option of the Borrower, Adjusted LIBOR plus 7.00% or Base Rate plus 6.00%.

Interest rate mechanics will be as provided for in the Existing Credit Agreement.

Final Maturity:
The Second Lien Term Facility will mature on July 15, 2012 (such date being 91 days prior to the maturity date of the Borrower’s existing 12% Senior Subordinated Notes (the "Existing Senior Subordinated Notes")), and will not be subject to interim scheduled amortization.

Guarantees:
All obligations of the Borrower under the Second Lien Term Facility will be unconditionally guaranteed (the "Second Lien Guarantees") by the same entities that guarantee the obligations under the First Lien Senior Facilities (collectively, the "Guarantors").

Security:
The Second Lien Term Facility and the Second Lien Guarantees will be secured on a second-priority basis by all the assets of the Borrower and each Guarantor that constitute the collateral under the First Lien Senior Facilities. The lien priority, relative rights and other creditors’ rights issues in respect of the First Lien Senior Facilities and the Second Lien Term Facility will be set forth in a customary intercreditor agreement that will provide, among other things, that, so long as any obligations are outstanding under the First Lien Senior Facilities, the collateral agent under the First Lien Senior Facilities will control all remedies and other actions related to the collateral, and that the secured parties under the Second Lien Term Facility will be subject to a 180-day standstill period in respect of exercising rights or remedies in respect of the collateral and, more generally, will not be entitled to take any action with respect to the collateral (other than limited actions to preserve and protect the liens securing the Second Lien Term Facility that do not impair the liens securing the First Lien Senior Facilities), all on terms reasonably acceptable to the Borrower, the Agent and the Lenders.

Mandatory Prepayments:
Loans under the Second Lien Term Facility shall be required to be prepaid under the same circumstances, in the same amounts and on the same dates as are applicable to mandatory prepayments of the Existing Term Loans and the loans under the Term C Facility or, if the Transactions Amendment is not obtained, under the definitive documentation in respect of the Replacement Bank Facilities, provided, however, that when there are no longer outstanding any term loans under the First Lien Senior Facilities, mandatory prepayments shall be applied first to outstanding loans under the revolving facility thereunder as provided in the Term C Facility Term Sheet, and then, to the extent of any remaining amount (and subject to the rejection rights described below) to prepay loans under the Second Lien Term Facility.

Notwithstanding the foregoing, (a) at all times during which there are any term loans outstanding under the First Lien Senior Facilities, mandatory prepayments of loans under the Second Lien Term Facility shall only be required with respect to the portion (if any) thereof that shall have been rejected by the term lenders under the First Lien Senior Facilities and (b) each Lender under the Second Lien Term Facility shall have the right to reject its pro rata share of such mandatory prepayments described above, in which case the amounts so rejected shall first be offered ratably to each non-rejecting Lender under the Second Lien Term Facility. Any such amounts which are further rejected by such non-rejecting Lenders may be retained by the Borrower.

Mandatory prepayments of the Second Lien Term Facility shall be made at par, notwithstanding anything to the contrary herein.

Voluntary Prepayments:
Voluntary prepayments of borrowings under the Second Lien Term Facility will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period and except as set forth below under the caption "Call Premium".

Call Premium:
In the event all or any portion of the Second Lien Term Facility is voluntarily repaid prior to the third anniversary of the Closing Date, such repayments shall be made at (i) 100% of the amount repaid if such repayment occurs prior to the first anniversary of the Closing Date, (ii) 102% of the amount repaid if such repayment occurs on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date and (iii) 101% of the amount repaid if such repayment occurs on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date.

Conditions Precedent to Borrowing:
Delivery of such opinions, certificates and other closing documentation as the Lead Arrangers shall reasonably request; second-priority perfected security interests in the collateral (free and clear of all liens other than those securing the obligations under the First Lien Senior Facilities and other permitted liens); accuracy of representations and warranties in all material respects; absence of defaults; and payment of fees and expenses.

The borrowing under the Second Lien Term Facility will also be subject to the applicable conditions precedent set forth in the Commitment Letter (including Exhibit C thereto).
Representations and Warranties; Covenants (other than Financial Covenants); and Miscellaneous Provisions:
Substantially as provided for in the Existing Credit Agreement, with such changes as are appropriate in connection with the Second Lien Term Facility. Notwithstanding anything to the contrary in the Existing Credit Agreement, however, the Lenders will not be permitted to assign loans under the Second Lien Term Facility prior to the first anniversary of the Closing Date (unless the Borrower shall have given its prior written consent thereto), but the Lenders will be permitted to sell participations in loans under the Second Lien Term Facility without restriction.

Financial Covenant:
Maximum ratio of Total Debt to EBITDA (with financial definitions and level to be agreed upon, which level shall provide greater cushion than the corresponding level in respect of the First Lien Senior Facilities).

Events of Default:
Substantially as provided for in the Existing Credit Agreement; provided that the Second Lien Term Facility will cross default to the First Lien Senior Facilities if, and only if, a default thereunder is not cured or waived within a 45-day period.

Governing Law and Forum:	New York.
Counsel to the Banks, the Agent and the Lead Arrangers:	Cravath, Swaine & Moore LLP.

Exhibit C

Summary of Conditions Precedent

Except as otherwise set forth below, the initial borrowing under each of the Facilities shall be subject to the following additional conditions precedent:

    1.    The Acquisition and the other Transactions shall be consummated simultaneously with the closing under the Facilities in accordance with applicable law and the Purchase Agreement without waiver or amendment of any provision thereof that could materially adversely affect the interests of the Lenders unless consented to by the Lead Arrangers; and the Lead Arrangers shall be reasonably satisfied with the capitalization, structure and equity ownership of the Borrower after giving effect to the Transactions to the extent it is materially inconsistent with what is set forth in the Commitment Letter and the draft Purchase Agreement and related documentation.

2.    After giving effect to the Transactions and the other transactions contemplated hereby, the Borrower shall have received not less than $30,000,000 in gross cash proceeds from the issuance of the Holdco Preferred and the Borrower and its subsidiaries shall have outstanding no indebtedness or preferred stock other than (a) the loans and other extensions of credit under the First Lien Senior Facilities and the Second Lien Term Facility, (b) the Existing Senior Subordinated Notes, (c) the Holdco Preferred and (d) other limited indebtedness to be agreed upon.

3.    The Lead Arrangers shall have received (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Borrower and the Company for the fiscal year ended December 31, 2004 and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Borrower and the Company for each subsequent fiscal quarter ended 45 days before the Closing Date.

4.    The Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements are required to be delivered pursuant to paragraph 4 above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

5.    The Lead Arrangers shall be satisfied that the Borrower’s ratio of Total Debt (to be defined) on the Closing Date to consolidated pro forma EBITDA for the four-fiscal quarter period most recently ended prior to the Closing Date for which financial statements are required to be delivered pursuant to paragraph 4 above (prepared on the basis previously disclosed to the Lead Arrangers and otherwise in accordance with Regulation S-X under the Securities Act of 1933, as amended, and with such further adjustments in form and substance reasonably satisfactory to the Lead Arrangers, in each case, to give pro forma effect to the Transactions as if they had occurred at the beginning of such four-fiscal quarter period) (such consolidated pro forma EBITDA, "Pro Forma EBITDA") shall be no more than 5.2 to 1.0. For purposes of determining Pro Forma EBITDA, amounts in Canadian dollars will be converted into U.S. dollars in the manner required by U.S. GAAP.

6.    The Lead Arrangers shall have received a certificate from the chief financial officer of the Borrower certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.

7.    All requisite material governmental authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no litigation, governmental, administrative or judicial action that has restrained or prevented the Transactions.

    8.    The Lead Arrangers shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.